Exhibit 4.2
EXECUTION COPY
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1
AMENDED AND RESTATED
TRUST AGREEMENT
between
SANTANDER DRIVE AUTO RECEIVABLES LLC,
as the Depositor
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
as the Owner Trustee
Dated as of April 4, 2007

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TABLE OF CONTENTS

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SECTION 11.15. Third Party Beneficiary	32

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     This AMENDED AND RESTATED TRUST AGREEMENT is made as of April 4, 2007 (as from time to time amended, supplemented or otherwise modified and in effect, this “Agreement”) between Santander Drive Auto Receivables LLC, a Delaware limited liability company, as the depositor (the “Seller”), and U.S. Bank Trust National Association, a national banking association, as the owner trustee (the “Owner Trustee”).
RECITALS
     WHEREAS, the Seller and the Owner Trustee entered into that certain Trust Agreement dated as of March 2, 2007 (the “Original Trust Agreement”), pursuant to which the Issuer (as defined below) was created; and
     WHEREAS, in connection with the issuance of the Notes, the parties have agreed to amend and restate the Original Trust Agreement;
     NOW THEREFORE, IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Capitalized Terms. Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale and Servicing Agreement”) by and among the Issuer, the Seller, Santander Consumer USA Inc., as Servicer, and Wells Fargo Bank, National Association, as Indenture Trustee and as Backup Servicer, as the same may be amended, modified or supplemented from time to time.
     SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person’s successors and assigns.

ARTICLE II
ORGANIZATION
     SECTION 2.1. Name. The trust created under the Original Trust Agreement shall be known as “Santander Drive Auto Receivables Trust 2007-1” (the “Issuer”), in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.
     SECTION 2.2. Office. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Residual Interestholder, the Seller, the Insurer and the Administrator.
     SECTION 2.3. Purposes and Powers. The purpose of the Issuer is, and the Issuer shall have the power and authority, to engage in the following activities:
          (a) to issue the Notes pursuant to the Indenture and to issue the Certificates, pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificates and to pay interest on and principal of the Notes and distributions to the Residual Interestholder, if any;
          (b) to enter into and perform its obligations under any interest rate protection agreement or agreements relating to the Notes between the Issuer and one or more counterparties, including any confirmations, evidencing the transactions thereunder, each of which is an interest rate swap, an interest rate cap, an obligation to enter into any of the foregoing, or any combination of any of the foregoing;
          (c) to acquire the property and assets set forth in the Sale and Servicing Agreement from the Seller pursuant to the terms thereof, to make deposits to and withdrawals from the Collection Account, the Note Distribution Account, the Reserve Account, the Capitalized Interest Account and the Pre-Funding Account and to pay the organizational, start-up and transactional expenses of the Issuer;
          (d) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Residual Interestholder any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;
          (e) to enter into and perform its obligations under the Transaction Documents to which it is a party;
          (f) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;
          (g) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Residual Interestholder, if any, the Insurer and the Noteholders; and
          (h) at any time with the prior consent of the Insurer, enter into derivatives transactions.
     The Owner Trustee is hereby authorized to engage in the foregoing activities on behalf of the Issuer. In addition, the Administrator shall have the authority to engage in certain activities on behalf of the Trust pursuant to the Administration Agreement. Neither the Issuer nor the Owner Trustee on behalf of the Issuer shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.
     SECTION 2.4. Appointment of the Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.
     SECTION 2.5. Initial Capital Contribution of Trust Estate. As of the date of the Original Trust Agreement, the Seller sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of such date, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Account.
     SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Residual Interestholder, subject to the obligations of the Issuer under the Transaction Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Issuer will be disregarded as an entity separate from the Seller, the Seller will be disregarded as an entity separate from Santander Consumer USA Inc. and the Notes will be characterized as debt. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as an entity separate from its owner. In the event that the Issuer is deemed to have more than one beneficial owner for federal income tax purposes, the Issuer and the Residual Interestholders will file returns, reports and other forms consistent with the characterization of the Issuer as a partnership, and this Agreement shall be amended in accordance with Section 11.1 to include such provisions as may be required under Subchapter K of the Code. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Issuer. The Owner Trustee filed a certificate of trust dated March 2, 2007 (the “Certificate of Trust”) with the Secretary of State of the State of Delaware as required by Section 3810(a) of the Statutory Trust Act. Notwithstanding anything herein or in the Statutory Trust Act to the contrary, it is the intention of the parties hereto that the Issuer constitute a “business trust” within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code.

     SECTION 2.7. Organizational Expenses; Liabilities of the Holders.
          (a) Pursuant to the Sale and Servicing Agreement, the Servicer shall pay organizational expenses of the Issuer as they may arise.
          (b) No Residual Interestholder (including the Seller) shall have any personal liability for any liability or obligation of the Issuer.
     SECTION 2.8. Title to the Trust Estate. Legal title to all of the Trust Estate shall be vested at all times in the Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee or a separate trustee, as the case may be. The Holders shall not have legal title to any part of the Trust Estate. The Holders shall be entitled to receive distributions with respect to their beneficial ownership interest therein only in accordance with Article IV of the Sale and Servicing Agreement and Article IX hereof. No transfer, by operation of law or otherwise, of any right, title or interest by any Residual Interestholder of its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.
     SECTION 2.9. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust, the Owner Trustee and the Insurer that:
          (a) Organization and Good Standing. The Seller is a Delaware limited liability company duly organized and validly existing with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the other Transaction Documents.
          (b) Due Qualification. The Seller is duly qualified to do business as a limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the other Transaction Documents requires such qualification.
          (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Seller has duly authorized such sale and assignment and deposit to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Seller by all necessary action.
          (d) Enforceability. The Seller has (i) duly executed and delivered this Agreement, the other Transaction Documents to which it is a party and the Underwriting Agreement; and (ii) this Agreement, the other Transaction Documents to which it is a party and the Underwriting Agreement constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, and subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity (whether applied in a proceeding at law or in equity).
          (e) No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents, except for such as have been obtained, effected or made.
          (f) No Violation. The consummation of the transactions contemplated by this Agreement, the Underwriting Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Seller, or any material indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Transaction Documents); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.
          (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Agreement or any of the other Transaction Documents; (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents; (iii) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents; or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.
     SECTION 2.10. Situs of Issuer. The Issuer shall be located and administered in the State of Delaware or, with respect to duties performed by the Administrator, in the State of Texas. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of Delaware or the State of Minnesota. The Issuer shall not have any employees in any state; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Issuer only in Delaware or Minnesota and payments will be made by the Issuer only from Minnesota or New York.

     SECTION 2.11. Federal Income Tax Treatment of the Issuer.
          (a) For so long as the Issuer has a single owner for federal income tax purposes, it will, pursuant to Treasury Regulations promulgated under Section 7701 of the Code, be disregarded as an entity distinct from the Residual Interestholder for all federal income tax purposes. Accordingly, for federal income tax purposes, the Residual Interestholder will be treated as: (i) owning all assets owned by the Issuer; (ii) having incurred all liabilities incurred by the Issuer; and (iii) all transactions between the Issuer and the Residual Interestholder will be disregarded.
          (b) Neither the Owner Trustee, the Administrator nor any Residual Interestholder will, under any circumstances, and at any time, make an election on IRS Form 8832 or otherwise, to classify the Issuer as an association taxable as a corporation for federal, State or any other applicable tax purpose.
     SECTION 2.12. Covenants of the Residual Interestholders. Each Residual Interestholder by becoming a beneficial owner of the Residual Interest agrees:
          (a) to be bound by the terms and conditions of the Certificates to the extent the Residual Interest of which such Certificateholder is the beneficial owner is certificated and to perform the obligations of a Residual Interestholder as set forth therein; this undertaking is made for the benefit of the Issuer, the Owner Trustee, the Insurer (so long as it is the Controlling Party) and all other Residual Interestholders present and future.
          (b) to the appointment of the Seller as such Residual Interestholder’s agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Issuer and, if requested by the Issuer, to sign such federal income tax information return in its capacity as holder of an interest in the Issuer.
          (c) that all transactions and agreements between the Issuer on the one hand, and any of the Owner Trustee, the Indenture Trustee, the Seller, the Administrator and any Residual Interestholder on the other hand, shall reflect the separate legal existence of each entity and will be formally documented in writing.
          (d) not to take any position in such Residual Interestholder’s tax returns inconsistent with those taken in any tax returns filed by the Issuer.
          (e) if such Residual Interestholder is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee in writing of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer.
          (f) Except in accordance with Section 4.3, until one year and one day after the completion of the events specified in Section 9.2, each Residual Interestholder agrees not, for any reason, to institute proceedings for the Issuer or the Seller to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Issuer or the Seller, or file a petition seeking or consenting to reorganization or relief under any applicable federal or State law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Seller or a substantial part of its property, or cause or permit the Issuer or the Seller to make any assignment for the benefit of its creditors or to admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.
ARTICLE III
RESIDUAL INTEREST AND TRANSFER OF CERTIFICATES
     SECTION 3.1. Initial Ownership. As of the Closing Date, the Residual Interest shall be certificated and will be issued in the form of a typewritten Certificate representing a definitive Certificate and shall be registered in the name of “Santander Drive Auto Receivables LLC” as the initial registered owner thereof. On the Closing Date, the Residual Interest shall be assigned to Drive Residual Holdings LP, a Delaware limited partnership (“DRHLP”), an Affiliate of the Seller, pursuant to the terms and conditions of the Residual Asset Conveyance Agreement dated as of the Closing Date among the Seller, Santander Consumer USA Inc. and DRHLP (the “Initial Assignment”). The requirements of Section 3.5, other than Section 3.5(b), shall not be applicable to the Initial Assignment.
     SECTION 3.2. Authentication of the Certificates.
          (a) The Seller, in its sole discretion, may request the Owner Trustee to issue a Certificate or Certificates to represent the Residual Interest. Upon request by the Seller pursuant to this Section 3.2(a), the Owner Trustee shall cause the Certificates to be executed on behalf of the Issuer, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president, its chief financial officer, its chief accounting officer, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer, without further corporate action by the Seller.
          (b) To the extent the Residual Interest is certificated, the Certificates shall be executed on behalf of the Issuer by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Residual Interestholder hereunder, upon due registration of such Certificate in such transferee’s name pursuant to Section 3.4.
     SECTION 3.3. [Reserved]

     SECTION 3.4. Registration of the Residual Interests. U.S. Bank Trust National Association shall be the initial certificate registrar (the “Certificate Registrar”). The Certificate Registrar shall keep or cause to be kept, at the Corporate Trust Office, a certificate register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Residual Interests and of transfers and exchanges of Residual Interests as herein provided. The Certificate Registrar shall provide the Indenture Trustee and the Controlling Party with a list of the names and addresses of the Residual Interestholders on the Closing Date, to the extent such information has been provided to the Certificate Registrar and in the form provided to the Certificate Registrar on such date. Upon any transfers of Certificates, the Certificate Registrar shall notify the Controlling Party of the name and address of the transferee in writing, by facsimile, on the day of such transfer.
     SECTION 3.5. Transfer of the Certificate. (a) The Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the Certificate; provided, that (i) the Rating Agency Condition is satisfied and the Insurer has given its prior written consent (other than: (1) to Drive Residual Holdings LP; (2) pursuant to the Credit Agreement (as defined in the reimbursement agreement relating to the initial Reserve Account Letter of Credit); (3) in connection with the exercise of remedies by the secured party under the Credit Agreement; and (4) in connection with the issuance of any Reserve Account Letter of Credit issued by a financial institution previously approved by the Insurer), (ii) the Owner Trustee, the Insurer and the Issuer receive an Opinion of Counsel stating that, in the opinion of such counsel, such transfer will not cause the Issuer to be treated as a publicly traded partnership for federal income tax purposes, (iii) the Certificate may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provision of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or other plan’s investment in the entity and (iv) if the Certificateholder is a governmental plan, certain church plan or foreign plan, it shall be deemed to represent, warrant and covenant that its acquisition, holding and disposition of the Certificate or interest therein will not result in a nonexempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or Section 4975 of the Code; provided, further, that the number of Certificateholders at no time may exceed 95 as determined for tax purposes under Section 7704 of the Code and that the transfer of the Certificate to such transferee will not result in the Issuer becoming a publicly traded partnership for U.S. federal income tax purposes. Subject to the transfer restrictions contained herein and in the Certificate, the Certificateholder may transfer all or any portion of the beneficial interest in the Issuer evidenced by such Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by this Section. Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Owner Trustee shall record the name of such transferee as a Certificateholder and its percentage of beneficial interest in the Issuer in the Certificate Register and shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate face amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

          (b)      (i) Every Certificate presented or surrendered for registration of transfer or exchange may be made by the registered Certificateholder in person or by his attorney duly authorized in writing upon surrender of the Certificate to the Owner Trustee accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar and with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require; provided, however, no signature guarantee shall be required for the Seller or any Affiliate of the Seller. In the event a transferor transfers only a portion of its beneficial interest in the Issuer, the Owner Trustee shall register and issue to such transferor a new Certificate evidencing such transferor’s new percentage of beneficial interest in the issuer. Subsequent to a transfer and upon the issuance of the new Certificate or Certificates, the Owner Trustee shall cancel and destroy the Certificate surrendered to it in connection with such transfer. The Owner Trustee may treat the Person in whose name any Certificate is registered as the sole owner of the beneficial interest in the Issuer evidenced by such Certificate.
               (ii) No service charge shall be made for any registration of transfer or exchange of Certificates under this Section 3.5, but the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with any transfer or exchange of Certificates.
          (c) The Owner Trustee shall not be obligated to register any transfer of a Residual Interest unless each of the transferor and the transferee have certified to the Owner Trustee that such transfer does not violate any of the transfer restrictions stated herein. The Owner Trustee shall not be liable to any Person for registering any transfer based on such certifications.
          (d) No transfer (or purported transfer) of a Certificate (or economic interest therein), whether to a Certificateholder or to a person who is not a Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no person shall otherwise become a Certificateholder, and none of the Issuer, the Owner Trustee or any of the Residual Interestholders will recognize such transfer (or purported transfer), unless the transferee has first represented and warranted in writing to the Issuer and the Residual Interestholders that:
               (i) it is acquiring the Certificates for its own account and is the sole beneficial owner of such Certificates;
               (ii) it is not a Benefit Plan;
               (iii) the transfer is not being effected on or through (x) an “established securities market” within the meaning of Section 7704(a)(1) of the Code,

including without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (y) a “secondary market” or “substantial equivalent thereof” within the meaning of Section 7704(a)(2) of the Code and any proposed, temporary or final Treasury regulations thereunder; and
               (iv) such transfer will not cause the Issuer to be classified as a publicly traded partnership for U.S. federal income tax purposes, and such purchaser or transferee will not take any action, including any subsequent disposition of such Certificates or economic interest therein, that would cause the Issuer to be treated as a publicly traded partnership for U.S. federal income tax purposes.
          (e) The Certificates have not been registered under the Securities Act or any State securities laws. The Certificate Registrar shall not register the transfer of any Certificate or unless such resale or transfer is: (i) pursuant to an effective registration statement under the Securities Act; (ii) to the Seller; or (iii) unless it shall have received a representation letter or such other representations and an Opinion of Counsel satisfactory to the Seller and, prior to the Termination Date, the Controlling Party, to the effect that such resale or transfer is made (A) in a transaction exempt from the registration requirements of the Securities Act and applicable State securities laws or (B) to a Person who the transferor of the Certificate reasonably believes is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) that is aware that such resale or other transfer is being made in reliance upon Rule 144A. Until the earlier of: (i) such time as the Certificates shall be registered pursuant to a registration statement filed under the Securities Act; and (ii) the date three years from the later of the date of the original authentication and delivery of the Certificates and the date any Certificate was acquired from the Seller or any Affiliate of the Seller, the Certificates shall bear a legend substantially to the effect set forth in the preceding two sentences. Neither the Seller, the Servicer, the Issuer nor the Owner Trustee is obligated to register the Certificates under the Securities Act or to take any other action not otherwise required under this Agreement to permit the transfer of Certificates without registration.
     SECTION 3.6. Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or (ii) the Certificate Registrar receives evidence to its satisfaction that any Certificate has been destroyed, lost or stolen, and there shall be delivered to the Certificate Registrar, the Controlling Party and the Owner Trustee such security or indemnity as may be requested by them to save each of them harmless, the Owner Trustee shall execute and the Owner Trustee shall authenticate and deliver a new Certificate for the same percentage of beneficial interest in the Issuer as the Certificate so mutilated, destroyed, lost or stolen, of like tenor, class and denomination and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine. Upon the issuance of any new Certificate under this Section 3.6, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.6 shall constitute conclusive evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.7. Access to List of Residual Interestholders’ Names and Addresses. The Owner Trustee shall cause to be furnished to the Servicer or the Seller and, prior to the Termination Date, the Controlling Party, within 15 days after receipt by the Owner Trustee of a request therefor from such Person in writing, a list of the names and addresses of the Residual Interestholders as of the most recent Record Date. If three or more Residual Interestholders or one or more Residual Interestholders evidencing not less than 25% of the Residual Interest apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Residual Interestholders with respect to their rights under this Agreement or under the Residual Interests and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Residual Interestholders. Each Residual Interestholder, by holding a Residual Interest, shall be deemed to have agreed not to hold any of the Seller, the Servicer, the Controlling Party or the Owner Trustee or any agent thereof accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
     SECTION 3.8. Persons Deemed Residual Interestholder. Every Person by virtue of becoming a Residual Interestholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, the Insurer and any agent of the Owner Trustee, the Insurer and the Certificate Registrar, may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate with respect to the right to direct the Owner Trustee hereunder, for the purpose of receiving distributions pursuant to the Sale and Servicing Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Insurer or the Certificate Registrar nor any agent of the Owner Trustee, the Insurer or the Certificate Registrar shall be bound by any notice to the contrary .
ARTICLE IV
ACTIONS BY OWNER TRUSTEE
     SECTION 4.1. Prior Notice to Residual Interestholder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless (i) at least 30 days before the taking of such action, the Owner Trustee shall have notified the Residual Interestholder and the Insurer in writing of the proposed action and (ii) the Insurer has given its prior written consent:
          (a) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;
          (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Residual Interestholder;

          (c) the amendment, change or modification of the Sale and Servicing Agreement, or the Administration Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Residual Interestholder;
          (d) the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar or the Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable;
          (e) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);
          (f) except as provided in Article Nine, dissolve, terminate or liquidate the Issuer in whole or in part;
          (g) do any act which would make it impossible to carry on the ordinary business of the Issuer;
          (h) confess a judgment against the Issuer;
          (i) possess Issuer assets, or assign the Issuer’s right to property, for other than an Issuer purpose;
          (j) cause the Issuer to lend any funds to any entity;
          (k) change the Issuer’s purpose and powers from those set forth in this Agreement; or
          (l) cause the Issuer to incur, assume or guaranty any indebtedness except as set forth in this Agreement.
     SECTION 4.2. Action by Residual Interestholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Residual Interestholder and subject to the terms of the applicable Transaction Documents, to (a) except as expressly provided in the Transaction Documents, sell the Collateral after the termination of the Indenture in accordance with its terms, (b) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof or (c) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Residual Interestholder.
     SECTION 4.3. Action by Residual Interestholder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuer until one year and one day after the amount of all outstanding Notes has been reduced to zero and all amounts owed to the Insurer under the Transaction Documents have been paid and without the prior written approval of the Residual Interestholder and the delivery to the Owner Trustee by the Residual Interestholder of a certificate certifying that the Residual Interestholder reasonably believes that the Issuer is insolvent.

     SECTION 4.4. Restrictions on Residual Interestholder’s Power. The Residual Interestholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.
     SECTION 4.5. Majority Control. To the extent that there is more than one Residual Interestholder, any action which may be taken or consent or instructions which may be given by the Residual Interestholder under this Agreement may be taken by Residual Interestholders holding in the aggregate a percentage of the beneficial interest in the Issuer equal to more than 50% of the beneficial interest in the Issuer at the time of such action.
     SECTION 4.6. Rights of the Insurer. Notwithstanding anything to the contrary in the Transaction Documents, without the prior written consent of the Insurer so long as it is the Controlling Party, prior to the Termination Date, neither the Owner Trustee nor any Residual Interestholder shall (i) initiate any claim, suit or proceeding by the Issuer or compromise any claim, suit or proceeding brought by or against the Issuer, other than with respect to the enforcement of any Contract or any rights of the Issuer thereunder, (ii) authorize the merger or consolidation of the Issuer with or into any other statutory trust or other entity or convey or transfer all or substantially all of the Trust Estate to any other entity, (iii) amend the Certificate of Trust or (iv) amend this Agreement.
     SECTION 4.7. Covenants of the Issuer, the Owner Trustee and the Residual Interestholders.
     (a) The Issuer shall maintain its office separate from the offices of the Seller and its Affiliates. For accounting purposes, the Issuer shall be treated as an entity separate and distinct from any Residual Interestholder. The pricing and other material terms of all transactions and agreements to which the Issuer is a party shall be intrinsically fair to all parties thereto.
     (b) The Issuer and each Residual Interestholder shall comply with the following covenants:
     (i) none of the Owner Trustee, the Administrator or any Residual Interestholder shall cause the funds and other assets of the Issuer to be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity;
     (ii) none of the Owner Trustee, the Administrator or any Residual Interestholder shall cause the Issuer to be, become or hold itself out as being liable for the debts of any other party, and neither the Issuer nor any Residual Interestholder shall act as agents for each other. The Issuer shall not guarantee the indebtedness of or make loans to any other party or any Residual Interestholder. No Residual Interestholder may guarantee the indebtedness of or make loans to the Issuer or hold itself out as being liable for the debts of the Issuer;
     (iii) none of the Owner Trustee, the Administrator or any Residual Interestholder shall cause the Issuer (A) to act other than solely in its Issuer name and through its duly authorized officers or agents in the conduct of its business, (B) to prepare all Issuer correspondence otherwise than in the Issuer name or (C) to conduct its business other than so as not to mislead others as to the identity of the entity with which they are conducting business;
     (iv) no Residual Interestholder will be involved in the day-to-day management of the Issuer;
     (v) the Owner Trustee shall maintain on behalf of the Issuer all statutory trust records, appropriate minutes or other records of all appropriate actions and books of account of the Issuer and neither the Owner Trustee nor any Residual Interestholder shall cause the Issuer to commingle its statutory trust records, minutes and records and books of account with the corporate records and books of account maintained by any Residual Interestholder or the Owner Trustee on behalf of the Issuer shall reflect the separate existence of the Issuer. The books of the Issuer may be kept (subject to any provision contained in any applicable statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the Owner Trustee with notice to the Controlling Party;
     (vi) the Issuer shall observe such formalities as may be necessary to authorize all of its actions as may be required by law; and
     (vii) the Owner Trustee shall cause the Issuer to (A) conduct its business in an office separate from that of each Residual Interestholder, (B) maintain stationery, if any, separate from that of each Residual Interestholder, (C) except as expressly set forth herein or in any other Transaction Document, pay its indebtedness, operating expenses and liabilities from its own funds, and not to pay the indebtedness, operating expenses and liabilities of any other entity, (D) observe all statutory formalities under the Statutory Trust Act and (E) keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware until dissolved in accordance with the Transaction Documents.
     (c) The Owner Trustee shall notify the Seller, the Servicer, the Controlling Party and the Residual Interestholders in writing of any appointment of a successor Note Registrar or Certificate Registrar within five Business Days thereof.
ARTICLE V
APPLICATION OF TRUST FUNDS; CERTAIN DUTIES
     SECTION 5.1. Application of Trust Funds. Distributions on the Residual Interest shall be made in accordance with the provisions of the Indenture and the Sale and Servicing

Agreement. Subject to the lien of the Indenture, the Owner Trustee shall promptly distribute to the Residual Interestholder all other amounts (if any) received by the Issuer or the Owner Trustee in respect of the Trust Estate. After the termination of the Indenture in accordance with its terms, the Owner Trustee shall distribute all amounts received (if any) by the Issuer and the Owner Trustee in respect of the Trust Estate at the direction of the Residual Interestholder.
     SECTION 5.2. Method of Payment. Subject to the Indenture, distributions required to be made to the Residual Interestholder on any Payment Date and all amounts received by the Issuer or the Owner Trustee on any other date that are payable to the Residual Interestholder pursuant to this Agreement or any other Transaction Document shall be made to the Residual Interestholder by wire transfer, in immediately available funds, to the account of the Residual Interestholder designated by the Residual Interestholder to the Owner Trustee and Indenture Trustee in writing.
     SECTION 5.3. Sarbanes-Oxley Act. Notwithstanding anything to the contrary herein or in any Transaction Document, the Owner Trustee shall not be required to execute, deliver or certify in accordance with the provisions of the Sarbanes-Oxley Act on behalf of the Issuer or any other Person, any periodic reports filed pursuant to the Exchange Act, or any other documents pursuant to the Sarbanes-Oxley Act.
     SECTION 5.4. Signature on Returns; Tax Matters Partner.
     (a) The Administrator shall sign on behalf of the Issuer the tax returns of the Issuer, if any, unless applicable law requires a Residual Interestholder to sign such documents, in which case such documents shall be signed by the Seller as “tax matters partner”.
     (b) The Residual Interestholders hereby elect the Seller as the “tax matters partner” of the Issuer pursuant to Section 6231 of the Code and the Treasury Regulations promulgated thereunder.
     SECTION 5.5. Accounting and Records to the Residual Interestholders, the Internal Revenue Service and Others. Subject to Section 3.1 of the Sale and Servicing Agreement, the Administrator shall (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Residual Interestholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1, if necessary) to enable each Residual Interestholder to prepare its federal and State income tax returns and (c) file or cause to be filed such tax returns relating to the Issuer, and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder. The Administrator shall make all elections pursuant to this Section as directed in writing by the Seller. The Administrator shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by law, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Seller. The Issuer shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Contracts. The Issuer shall not make the election provided under Section 754 of the Code. The Administrator shall execute and prepare all information, documents and tax returns that the Issuer is obligated to deliver or file, as the case may be, pursuant to this Section 5.5.
ARTICLE VI
AUTHORITY AND DUTIES OF OWNER TRUSTEE
     SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Issuer the Transaction Documents to which the Issuer is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer is named as a party and any amendment thereto, in each case, in such form as the Seller shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, and on behalf of the Issuer, to direct the Indenture Trustee to authenticate and deliver the Class A-1 Notes in the aggregate principal amount of $204,000,000, the Class A-2 Notes in the aggregate principal amount of $340,000,000, the Class A-3 Notes in the aggregate principal amount of $185,000,000 and the Class A-4 Notes in the aggregate principal amount of $471,000,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Transaction Documents, it being the intent of the parties that the Administrator shall perform these duties under the Administration Agreement. The Owner Trustee is further authorized from time to time to take such action as the Controlling Party shall direct in writing with respect to the Transaction Documents so long as such activities are consistent with the terms of the Transaction Documents. The Controlling Party hereby agrees not to instruct the Owner Trustee to take any action which is inconsistent with or in violation of the terms of the Transaction Documents.
     SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to do the following:
     (a) The Owner Trustee shall discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Issuer in the interest of the Holders and the Controlling Party, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, (i) the Owner Trustee shall have no duties and responsibilities hereunder or under the other Transaction Documents with respect to a matter to the extent that this Agreement, the Administration Agreement or any other Transaction Document provides that the Administrator is to perform any act or to discharge any duty of the Issuer hereunder or under any other Transaction Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement and shall have no duty to monitor the performance of the Administrator or any other Person under the Administration Agreement or any other document and (ii) the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent that it has contracted with a third party acceptable to the Controlling Party to discharge such duties and responsibilities (whether pursuant to the Administration Agreement or otherwise). The Servicer, the Administrator, the Backup Servicer, the Indenture Trustee and the Seller shall all be deemed acceptable to the Controlling Party. In the event that the Administrator is removed or resigns, the Owner Trustee shall have no obligation to perform the duties of the Administrator or any duties of the Issuer that are not expressly designated as duties of the Owner Trustee hereunder. The Owner Trustee shall have no obligation to administer, service or collect the Contracts or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Contracts .
     (b) The Owner Trustee shall obtain and preserve the Issuer’s qualification to do business in each jurisdiction in which, based upon the advice of the Seller or the Servicer, such qualification is or shall be necessary to protect the validity and enforceability of the Transaction Documents and related instruments and agreements, the Notes and the Trust Estate.
     SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, the Controlling Party shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Issuer, so long as such instructions are not inconsistent with the express terms set forth herein or in any Transaction Document.
     (b) The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or to cause the Owner Trustee to incur costs or expenses for which it has not received adequate assurance or indemnity pursuant to Section 7.1(c) or is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to law.
     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Residual Interestholders (and, prior to the Termination Date, the Controlling Party) requesting instruction from them as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Controlling Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Residual Interestholders and the Controlling Party, and shall have no liability to any Person for such action or inaction.
     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Residual Interestholders (and prior to the Termination Date, the Controlling Party) requesting instruction from them as to the application of such provision and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction of the Controlling Party received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Residual Interestholders and the Controlling Party, and shall have no liability to any Person for such action or inaction.
     SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuer or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing (including any filings required under the Sarbanes Oxley Act) for the Issuer or to record this Agreement or any other Transaction Document. U.S. Bank Trust National Association nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, U.S. Bank Trust National Association (solely in its individual capacity) and that are not related to the ownership or the administration of the Trust Estate. Notwithstanding anything contained herein to the contrary, with respect to the Insurer, the Owner Trustee undertakes to perform or observe only such of the covenants and obligations of the Owner Trustee as are expressly set forth in this Agreement, and no implied covenants or obligations with respect to the Insurer shall be read into this Agreement against the Owner Trustee. The Owner Trustee shall not be deemed to owe any fiduciary duty to the Insurer and shall not be liable to any such person other than as expressly set forth in the third sentence of Section 7.1 of this Agreement.
     SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement or the other Transaction Documents and any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.
     SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Issuer set forth in Section 2.3 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Issuer’s becoming taxable as a corporation for federal income tax purposes. The Residual Interestholder and the Insurer shall not direct the Owner Trustee to take action that would violate the provisions of this Section.
ARTICLE VII
CONCERNING OWNER TRUSTEE
     SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and the other Transaction Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents. The Owner Trustee shall not be answerable or accountable in its individual capacity hereunder or under any other Transaction Document under any circumstances, except: (a) for its own willful misconduct, bad faith or negligence; (b) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by U.S. Bank Trust National Association in its individual capacity; (c) for liabilities arising from the failure of U.S. Bank Trust National Association to perform obligations expressly undertaken by it in the last sentence of Section 6.4; (d) for any investments issued by U.S. Bank Trust National Association or any branch or Affiliate thereof in its commercial capacity; or (e) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee, and every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to this Section. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):
     (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee or for any information contained in the Prospectus;
     (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Controlling Party, the Servicer, the Backup Servicer or any Residual Interestholder in accordance with the terms of this Agreement and the other Transaction Documents;
     (c) no provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
     (d) under no circumstances shall the Owner Trustee be liable for indebtedness of the Issuer evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;
     (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents, other than the certificate of authentication on the Certificates to the extent the Residual Interest is certificated, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Indenture Trustee, the Controlling Party, any Noteholder or to any Residual Interestholder, other than as expressly provided for herein and in the other Transaction Documents;
     (f) the Owner Trustee shall not be liable for the default or misconduct of the Seller, the Administrator, the Indenture Trustee, the Controlling Party, the Servicer or the Backup Servicer under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations under this Agreement or the other Transaction Documents that are required to be performed by the Seller under this Agreement, by the Indenture Trustee under the Indenture, by the Administrator under the Administration Agreement or the Servicer or the Backup Servicer under the Sale and Servicing Agreement; and
     (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of the Controlling Party or any of the Residual Interestholders, unless such Controlling Party or Residual Interestholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.
     SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Residual Interestholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.
     SECTION 7.3. Representations and Warranties. U.S. Bank Trust National Association hereby represents and warrants to the Insurer and the Seller for the benefit of the Residual Interestholder, that:
     (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.
     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.
     (c) This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.
     (d) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.
     SECTION 7.4. Reliance; Advice of Counsel. (a) In the absence of bad faith, willful misconduct or negligence, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and to be signed by the proper party or parties; however, the Owner Trustee shall examine the same to determine whether or not they conform on their face to this Agreement. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other Authorized Officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee: (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and according to such opinion not contrary to this Agreement or any other Transaction Document.
     SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, U.S. Bank Trust National Association acts solely as the

Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.
     SECTION 7.6. The Owner Trustee May Own Residual Interests and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Residual Interests or Notes and may deal with the Seller, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee, and the Seller, the Indenture Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.
     SECTION 7.7. Owner Trustee Not Liable for Certificates or Contracts. The recitals contained herein and, to the extent the Residual Interest is certificated, in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Seller and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document, the Residual Interests (other than the signature and countersignature of the Owner Trustee on the Certificates), the Notes or of any Contract or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to: (a) the legality, validity and enforceability of any Contract; (b) the perfection and priority of any security interest created by any Contract in any Financed Vehicle or the maintenance of any such perfection and priority; (c) with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Residual Interestholders under this Agreement or the Noteholders under the Indenture, including, in each case (a), (b) and (c), (i) the existence, condition and ownership of any Financed Vehicle, (ii) the existence and enforceability of any insurance thereon, (iii) the existence and contents of any Contract on any computer or other record thereof, (iv) the validity of the assignment of any Contract to the Issuer or of any intervening assignment, (v) the completeness of any Contract, (vi) the performance or enforcement of any Contract, or (vii) the compliance by the Seller, the Servicer or any other Person with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee or the Servicer, the Backup Servicer or any subservicer taken in the name of the Owner Trustee.
     SECTION 7.8. Payments from Trust Estate. All payments to be made by the Owner Trustee on behalf of the Issuer under this Agreement or any of the other Transaction Documents to which the Issuer or the Owner Trustee is a party shall be made only from the corpus, income and proceeds of the Trust Estate and only to the extent that the Owner Trustee shall have received corpus, income or proceeds from the Trust Estate to make such payments in accordance with the terms hereof. U.S. Bank Trust National Association, or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the other Transaction Documents to which the Issuer or the Owner Trustee is a party.
     SECTION 7.9. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, neither U.S. Bank Trust National Association nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 10.5: (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any State or other governmental authority or agency of any jurisdiction other than the State of Delaware; (b) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by U.S. Bank Trust National Association (or any successor thereto); or (c) subject U.S. Bank Trust National Association (or any successor thereto) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by U.S. Bank Trust National Association (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.
ARTICLE VIII
COMPENSATION OF OWNER TRUSTEE
     SECTION 8.1. The Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees and reimbursement of expenses as have been separately agreed upon before the date hereof between Santander Consumer USA Inc. and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by Santander Consumer USA Inc., within 30 days of a demand by the Owner Trustee, upon receipt by the Owner Trustee of an invoice or other demand for payment, for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder and under the other Transaction Documents.
     SECTION 8.2. Indemnification. Santander Consumer USA Inc. shall be liable as primary obligor for, and shall indemnify U.S. Bank Trust National Association, individually and as Owner Trustee and its officers, directors, successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and hold the Indemnified Parties harmless against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, within 30 days of a demand by the Owner Trustee, upon receipt by the Owner Trustee of an invoice or other demand for payment, except only that Santander Consumer USA Inc. shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from the gross negligence, willful misconduct or bad faith of the Owner Trustee. The indemnities contained in this Section and the rights of the Owner Trustee under Section 8.1 shall survive the resignation or termination of the Owner Trustee and the replacement of Santander Consumer USA Inc. as Administrator or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of Santander Consumer USA Inc. which approval shall not be unreasonably withheld. The indemnification provided for herein shall be advanced subject to later adjustment or reimbursement to the extent a court of competent jurisdiction enters a final and conclusive judgment with a determination of negligence, bad faith or willful misconduct alleged on the part of the Owner Trustee.
     SECTION 8.3. Payments to the Owner Trustee. In the event amounts due under Sections 8.1 and 8.2 are not timely paid by Santander Consumer USA Inc., such amounts shall be payable by the Issuer pursuant to Section 4.4 of the Sale and Servicing Agreement or Section 5.4(b) of the Indenture, as applicable. Any amounts paid to the Owner Trustee pursuant to this Article VIII and the Sale and Servicing Agreement or the Indenture shall be deemed not to be a part of the Trust Estate immediately after such payment.
     SECTION 8.4. Non-Recourse Obligations. Notwithstanding anything in this Agreement or any Transaction Document, the Owner Trustee agrees that all obligations of the Issuer individually or as Owner Trustee for the Issuer shall be recourse to the Trust Estate only, shall be paid in accordance with the priorities set forth in Section 4.4 of the Sale and Servicing Agreement and Section 5.4 of the Indenture and specifically shall not be recourse to the assets of any Holder.
ARTICLE IX
TERMINATION OF TRUST AGREEMENT
     SECTION 9.1. Termination of Trust Agreement. The Issuer shall wind-up and dissolve, and this Agreement (other than Article VIII) shall terminate, upon the later of (a) the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V and (b) the discharge of the Indenture in accordance with Article IV of the Indenture. The bankruptcy, liquidation, dissolution, death or incapacity of the Residual Interestholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle the Residual Interestholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.
     SECTION 9.2. Dissolution of the Issuer. Upon dissolution of the Issuer, the Owner Trustee shall wind up the business and affairs of the Issuer as required by Section 3808 of the Statutory Trust Act. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders and the Insurer have been paid in full, the Note Policy and the Swap Policy have been surrendered to the Insurer for cancellation and that the Indenture Trustee is aware of no claims remaining against the Issuer in respect of the Indenture and the Notes, the Owner Trustee, in the absence of actual knowledge of any other claim against the Issuer and at the written direction of the Residual Interestholder, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Act and shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, at which time the Issuer shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

     SECTION 9.3. Limitations on Termination. Except as provided in Section 9.1, neither the Seller nor the Residual Interestholder shall be entitled to revoke or terminate the Issuer.
ARTICLE X
SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
OWNER TRUSTEES
     SECTION 10.1. Eligibility Requirements for the Owner Trustee. The Owner Trustee shall at all times be a corporation or other institution: (i) satisfying the provisions of Section 3807(a) of the Statutory Trust Act; (ii) authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; provided, however, the net worth of the parent organization of such corporation shall be included in the determination of the combined capital and surplus of such corporation; and (iv) prior to the Termination Date, acceptable to the Insurer, so long as it is the Controlling Party. If such corporation or other institution shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation or other institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.
     SECTION 10.2. Resignation or Removal of the Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Controlling Party and the Servicer. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Owner Trustee which satisfies the eligibility requirements set forth in Section 10.1 acceptable to the Controlling Party by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or, prior to the Termination Date, the Controlling Party may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee acceptable to the Controlling Party; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.
     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Seller with the prior written consent of the Insurer, so long as it is the Controlling Party, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, prior to the Termination Date, the Insurer, so long as it is the Controlling Party, or the Seller with, prior to the Termination Date, the consent of the Insurer, so long as it is the Controlling Party, may remove the Owner Trustee. If the Seller or the Controlling Party shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Seller shall, or the Controlling Party may, promptly appoint a successor Owner Trustee acceptable to the Controlling Party by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the Controlling Party, one copy to the successor Owner Trustee and shall pay all fees owed to the outgoing Owner Trustee.
     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Seller shall provide (or shall cause to be provided) notice of such resignation or removal of the Owner Trustee to the Rating Agencies and the Insurer.
     SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Seller, the Administrator, the Controlling Party, the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Seller and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations. No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1. Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Residual Interestholders, the Trustee, the Controlling Party, the Noteholders, the Servicer and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.
     SECTION 10.4. Merger or Consolidation of the Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder; provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Seller, the Administrator, the Controlling Party and the Rating Agencies.

     SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Controlling Party to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.
     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;
     (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and
     (iii) the Seller and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.
     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Seller, the Servicer and the Controlling Party.

ARTICLE XI
MISCELLANEOUS
     SECTION 11.1. Amendments.
     (a) This Agreement may be amended by the Seller and the Owner Trustee, with: (i) prior to the Termination Date and so long as an Insurer Event of Default has not occurred and is continuing, the prior written consent of the Insurer; and (ii) prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Residual Interestholders, (A) to cure any ambiguity or defect, (B) to correct, supplement or modify any provisions in this Agreement or (C) to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel which may be based upon an Officer’s Certificate of the Seller, adversely affect in any material respect the interests of any Noteholder or Residual Interestholder; provided that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no Opinion of Counsel shall be required, if the Rating Agency Condition is satisfied with respect to such amendment.
     (b) This Agreement may also be amended from time to time, with: (i) prior to the Termination Date, the prior written consent of the Insurer (so long as it is the Controlling Party); and (ii) prior written notice to the Rating Agencies with the consent of the Holders of not less than a majority of the Note Balance, and the consent of the Residual Interestholders evidencing not less than a majority of the then-outstanding Residual Interest (which consent of any Holder of a Residual Interest or Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Residual Interests or Notes and of any Residual Interest or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement other than under Section 11.1(a) or of modifying in any manner the rights of the Noteholders or the Residual Interestholders; provided, however, that, subject to the express rights of the Insurer (so long as it is the Controlling Party) under the Transactions Documents, no such amendment shall (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made for the benefit of the Noteholders or the Residual Interestholders or (B) reduce the aforesaid percentage of the Holders of Notes and/or the Residual Interest required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Residual Interests. If an Insurer Event of Default has occurred and is continuing, no amendment to this Agreement shall materially and adversely affect the interests of the Insurer without the prior written consent of the Insurer.

     (c) Promptly after the execution of any such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Residual Interestholder, the Insurer (so long as it is the Controlling Party) and the Indenture Trustee.
     (d) It shall not be necessary for the consent of Residual Interestholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Residual Interestholders provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by Residual Interestholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe. Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.
     (e) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee and the Insurer (so long as it is the Controlling Party) shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, that all conditions precedent to the execution and delivery of such amendment have been satisfied and that any such amendment would not result in the Issuer becoming taxable as a corporation for federal income tax purposes. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.
     SECTION 11.2. No Legal Title to Trust Estate in Residual Interestholder. The Residual Interestholder shall not have legal title to any part of the Trust Estate. The Residual Interestholder shall be entitled to receive distributions with respect to its undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Residual Interestholder to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.
     SECTION 11.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Administrator, the Insurer, the Residual Interestholder and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.
     SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given by telecopy with receipt acknowledged by the recipient thereof or upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested or via Electronic

Transmission, if to the Owner Trustee, addressed as specified on Schedule II to the Sale and Servicing Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.
     (b) Any notice required or permitted to be given to a Residual Interestholder shall be given by first-class mail, postage prepaid, at the address of such Residual Interestholder as shall be designated by such party in a written notice to each other party. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Residual Interestholder receives such notice.
     SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Seller, the Owner Trustee and its successors and the Residual Interestholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Residual Interestholder shall bind the successors and assigns of the Residual Interestholder.
     SECTION 11.8. No Petition.
     (a) Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into this Agreement, the Seller, the Residual Interestholder, by accepting the Residual Interest, and the Indenture Trustee and each Noteholder or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute against, with any other Person, any proceeding against such

Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Without limiting the foregoing, in no event shall the Owner Trustee authorize, institute or join in any bankruptcy or similar proceeding described in the preceding sentence without the prior written approval of the Residual Interestholder and the delivery to the Owner Trustee of a certificate certifying that the Residual Interestholder reasonably believes that the Issuer is insolvent.
     (b) The Seller’s obligations under this Agreement are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this agreement, each Residual Interestholder, by accepting a Residual Interest, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and the Residual Interestholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this agreement, each Residual Interestholder, by accepting a Residual Interest and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.
     SECTION 11.9. Information Request. Owner Trustee shall provide any information reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

     SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     SECTION 11.11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     SECTION 11.12. Information to Be Provided by the Owner Trustee. For so long as the Issuer is required to report under the Exchange Act, the Owner Trustee shall (i) on or before the fifth Business Day of each month, provide to the Seller, in writing, such information regarding the Owner Trustee as is requested by the Seller for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to Seller, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any changes to such information, provide to the Seller, in writing, such updated information.
     SECTION 11.13. Information Request. The Owner Trustee shall provide any information available and deliverable without undue expense as requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.
     SECTION 11.14. Limitation of Rights. All of the rights of the Insurer in, to and under this Agreement (including, but not limited to, all of the Insurer’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Insurance Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Insurer.
     SECTION 11.15. Third Party Beneficiary. The Insurer is an express third party beneficiary of this Agreement entitled to enforce the provisions hereof as if a party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee
By:
Name:	Sterling C. Correia
Title:	Vice President

Signature Page to Amended and Restated Trust Agreement

SANTANDER DRIVE AUTO RECEIVABLES LLC
By:
Name:	Jim W. Moore
Title:	Vice President

Signature Page to Amended and Restated Trust Agreement

EXHIBIT A
FORM OF CERTIFICATE

NUMBER	100% BENEFICIAL INTEREST
R-
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1
CERTIFICATE
     Evidencing the 100% beneficial interest in all of the assets of the Issuer (as defined below), which consist primarily of motor vehicle retail installment sales contracts that are secured by new and used automobiles and light-duty trucks.
     (This Certificate does not represent an interest in or obligation of Santander Drive Auto Receivables LLC, Santander Consumer USA Inc. or any of their respective Affiliates, except to the extent described below.)
     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.
     THIS CERTIFIES THAT                                          is the registered owner of a 100% nonassessable, fully-paid, beneficial interest in the Trust Estate of SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1, a Delaware statutory trust (the “Issuer”) formed by SANTANDER DRIVE AUTO RECEIVABLES LLC, a Delaware limited liability company, as depositor (the “Seller”).
     The Issuer was created pursuant to a Trust Agreement dated as of March 2, 2007 (as amended and restated as of April 4, 2007, the “Trust Agreement”), between the Seller and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Sale and Servicing Agreement, dated as of April 4, 2007, between the Seller, the Issuer, Wells Fargo Bank, National Association, as Indenture Trustee and as Backup Servicer, and Santander Consumer USA Inc., as Servicer, as the same may be amended or supplemented from time to time.
     This Certificate is issued under and is subject to the terms, provisions, conditions and restrictions on transfer set forth in the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.
     The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders and the Insurer as described in the Indenture, the Sale and Servicing Agreement and the Trust Agreement, as applicable.
     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     By accepting this Certificate, the Certificateholder hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such Person shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Person shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.
     This Certificate may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or other plan’s investment in the entity (each, a “Benefit Plan”). By accepting and holding this Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing on behalf of or with the assets of a Benefit Plan. By its acquisition and holding of this Certificate (or any interest herein), each Certificateholder that is a governmental plan, church plan or foreign plan shall be deemed to represent and warrant that its acquisition, holding and disposition of the Certificate (or interest therein) will not result in a nonexempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or Section 4975 of the Code
     It is the intention of the parties to the Trust Agreement that, solely for income and franchise tax purposes, (i) so long as there is a single Certificateholder, the Issuer will be disregarded as an entity separate from such Certificateholder, and if there is more than one

Certificateholder, the Issuer will be treated as a partnership; (ii) the Seller will be disregarded as an entity separate from Santander Consumer USA Inc.; and (iii) the Notes will be characterized as debt. By accepting this Certificate, the Certificateholder agrees to take no action inconsistent with the foregoing intended tax treatment.
     By accepting this Certificate, the Certificateholder acknowledges that this Certificate represents a beneficial interest in the Issuer only and does not represent interests in or obligations of the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

     IN WITNESS WHEREOF, the Issuer has caused this Certificate to be duly executed.

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1

By: U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Owner Trustee

Dated:	By:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is the Certificate referred to in the within-mentioned Trust Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee
By:
Authenticating Agent

By:
Authorized Signatory

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